UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 17, 2005

Date of Report (Date of earliest event reported)

Commission File Number: 000-27743

PAC-WEST TELECOMM, INC.
(Exact name of registrant as specified in its charter)

California	68-0383568
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1776 W. March Lane, Suite 250
Stockton, California	95207
(Address of principal executive offices)	(Zip Code)

(209) 926-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2005, Pac-West Telecomm, Inc. (“Pac-West”) entered into Amendment No. 5 to Dial Access Services Agreement (“Amendment”) with Qwest Communications Corporation (“Qwest”). The following is a description of the Amendment and the description below does not purport to be a complete statement of the parties’ rights and obligations under the Amendment. This description is qualified in its entirety by reference to the Amendment, a copy of which is expected to be filed as an exhibit to Pac-West’s Report on Form 10-Q for the Quarterly Period Ended June 30, 2005.

All pre-existing port commitments continue to be governed by the terms of the agreement as it existed prior to the amendment including pricing. The existing agreement was to expire April 30, 2006. The amendment extends the term of the existing Agreement through July 30, 2008 with a minimum port commitment of 50,000 ports from May 1, 2006 through July 30, 2008 and an increase of 24,000 in the previously existing port commitment between August 1, 2005 and April 30, 2006. The additional port commitments are subject to a tiered pricing schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PAC-WEST TELECOMM, INC.
(Registrant)

Dated: May 20, 2005

By: /s/ Peggy Mc Gaw

Peggy Mc Gaw
Vice President Finance